UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. ______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(l) and 0-11.

AMERICA’S CAR-MART, INC.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

AMENDMENT NO. 1 TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 29, 2023

EXPLANATORY NOTE

The following information amends the definitive proxy statement (the “Proxy Statement”) of America’s Car-Mart, Inc. (“we” or the “Company”) originally filed with the Securities and Exchange Commission (“SEC”) on July 19, 2023, in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2023 Annual Meeting of Stockholders or any adjournment(s) thereof. The Annual Meeting will be held at our offices located at 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756 on Tuesday, August 29, 2023 at 10:00 a.m. local time.

We failed to report the appropriate bio of one of our directors, Dawn C. Morris, within “Proposal No. 1 - Election of Directors.” The below paragraph has been updated to reflect the correct professional experience for Ms. Morris.

Dawn C. Morris, age 56, has served as a director since April 2021. She currently serves as chair of the nominating and governance committee and a member of the compensation and human capital, audit and compliance, and innovation and technology committees of our board of directors. Ms. Morris also serves as a director of First Financial Bank (NASDAQ: FFBC) since May 2023. Ms. Morris is the founder and Chief Executive Officer of Growth Partners Group, LLC, a strategic consulting firm in Florida serving clients in strategic business transformation and innovation. Ms. Morris was formerly the Chief Digital and Marketing Officer at First Horizon Corporation (NYSE: FHN) from September 2018 to January 2020. Prior to her role with First Horizon Corporation, Ms. Morris served as Executive Vice President and Chief Marketing Officer at Webster Bank, N.A., bank subsidiary of Webster Financial Corporation (NYSE: WBS), from March 2014 to August 2018, and served as Senior Vice President, Customer Segment and Product Marketing at RBS Citizens Financial Group from August 2010 to March 2014 and served approximately seven years as Vice President at RBC Bank. Ms. Morris’ qualifications to serve on the board include her public company, executive and her digital and marketing experience.

As stated in our definitive proxy statement filed with the SEC on July 19, 2023, we believe that our board of directors, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. Ms. Morris brings extensive digital and marketing experience to our board. The board intentionally sought the skills and experience of Ms. Morris as we continue to adapt and transform our digital sales and marketing efforts to meet today’s evolving marketplace and customer needs, and we believe her contributions provide significant value to our company. We remain firmly committed to further enhancing the diversity of our board of directors by seeking candidates with racially or ethnically diverse backgrounds along with possessing skills that will further enhance our business and bring value to our shareholders.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS AMENDMENT AND THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

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Important Notice Regarding the Availability of Proxy Materials for the

2023 Annual Meeting of Stockholders to be Held August 29, 2023

The 2023 Annual Report, this Amendment No. 1, the Proxy Statement, and proxy card of America’s Car-Mart, Inc. are available at

http://www.proxyvote.com